UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2007

CBD Media LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-107783	02-0553288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Plum Street, Suite 900

Cincinnati, Ohio 45202

(Address of Principal Executive Offices)

(513) 397-6794

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 is incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 6, 2007, CBD Media Holdings LLC, CBD Media LLC, Lehman Commercial Paper Inc., as administrative agent, and certain other financial institutions and entities entered into a Consent and Third Amendment to Credit Agreement (the “Third Amendment”) which amends the Credit Agreement, dated as of June 13, 2003, by and among CBD Media Holdings LLC, CBD Media LLC, the financial institutions from time to time parties thereto and Lehman Commercial Paper Inc., as administrative agent, as amended by the First Amendment and Waiver to Credit Agreement, dated as of February 5, 2004, and the Second Amendment to Credit Agreement and First Amendment to Parent Security Agreement and Parent Pledge Agreement, dated as of October 26, 2004 (collectively, the “Senior Credit Facility”). The Third Amendment is filed as Exhibit 10.1 to this report on Form 8-K and is incorporated by reference into this Item 2.03.

Among other things, the Third Amendment amends the Senior Credit Facility to permit CBD Media LLC to request one or more new tranches of term loans and to permit certain distributions from CBD Media LLC to CBD Media Holdings LLC and from CBD Media Holdings LLC to CBD Investor, Inc.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Consent and Third Amendment to Credit Agreement, dated as of February 6, 2007, among CBD Media Holdings LLC, CBD Media LLC, the financial institutions and entities from time to time parties thereto, and Lehman Commercial Paper Inc., as administrative agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2007	CBD MEDIA LLC

	By:	/s/ John P. Schwing
	Name:	John P. Schwing
	Title:	Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consent and Third Amendment to Credit Agreement, dated as of February 6, 2007, among CBD Media Holdings LLC, CBD Media LLC, the financial institutions and entities from time to time parties thereto, and Lehman Commercial Paper Inc., as administrative agent for the Lenders.